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                                                                   Exhibit 10(d)

                    NOTE ASSIGNMENT AND ASSUMPTION AGREEMENT


           THIS NOTE ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement") dated as of May 20, 1996, between NationsBank of Texas, N.A. a national banking association ("NationsBank Texas") and NationsBank, N.A. (South), a national banking association ("NationsBank South"), (the foregoing sometimes hereinafter being referred to collectively as the "Parties");

                                   WITNESSETH:

          WHEREAS, a subordinated loan (the "Loan") in the amount of One Billion One Hundred Ten Million Five Hundred Eighty-three Thousand Six Hundred Ninety and 70/100 Dollars ($1,110,582.690.70) was made to Main Place Funding Corporation by NationsBank Texas on April 26, 1996;

          WHEREAS, NationsBank Texas proposes to assign to NationsBank South all of the rights of NationsBank Texas in respect of the Loan, and NationsBank South proposes to accept assignment of such rights and assume the corresponding obligations from NationsBank Texas under the Loan; and

           WHEREAS, the Parties desire to provide for certain undertakings, conditions, warranties, representations, and covenants in connection with this transaction;

           NOW, THEREFORE, in consideration of the premises, and of the covenants, terms and conditions hereinafter set forth, the Parties agree as follows:

                                    ARTICLE I

               NationsBank Texas's Representations and Warranties

           (a) NationsBank Texas is a corporation duly organized and validly existing in good standing under the laws of the United States of America, and has the power to execute, deliver and perform its duties under this Agreement.

           (b) NationsBank Texas is the sole, legal and beneficial owner of the Loan and has good title to, and conveys to NationsBank South legal and beneficial ownership and good title to the Loan, free and clear of any liens whatsoever. NationsBank Texas has full legal right, power and authority to sell, assign and transfer the Loan to NationsBank South without encumbrance or restriction.

           (c) NationsBank Texas has no knowledge of any charter, bylaw, mortgage, lien, lease, agreement, instrument, order, claim, judgment or decree, or any other restriction of any kind or character, which would prevent the execution of this Agreement or prevent or make unduly burdensome consummation of the transaction provided for in this Agreement by either of the Parties, except as otherwise identified in this Agreement.

          (d) The Loan does not represent a "Low Quality Asset" as that term is defined in Section 23A of the Federal Reserve Act.

                                   ARTICLE II

               NationsBank South's Representations and Warranties

           (a) NationsBank South is a corporation duly organized and validly existing in good standing under the laws of the United States of America, and has the power to execute, deliver and perform its duties under this Agreement.

           (b) NationsBank South has no knowledge of any charter, bylaw, mortgage, lien, lease, agreement, instrument, order, claim, judgment or decree, or any other restriction of any kind or character, which would prevent the execution of this Agreement or prevent or make unduly burdensome consummation of the transaction provided for in this Agreement by either of the Parties, except as otherwise identified in this Agreement.

                                   ARTICLE III

                                 Purchase Price

           (a) Subject to the representations, warranties and agreements herein contained, NationsBank Texas agrees to sell, assign and transfer to NationsBank South, and NationsBank South agrees to purchase from NationsBank Texas the Loan for an aggregate purchase price of $1,110,583,690.70.

           (b) Upon the execution hereof, NationsBank South shall deliver a check, or make a wire transfer, in the full amount of the purchase price to NationsBank Texas and NationsBank Texas shall deliver to NationsBank South the Loan duly endorsed for transfer by NationsBank Texas.

                                   ARTICLE IV

                                  Miscellaneous

           (a) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original, but all of which together constitute one and the same instrument.

           (b) This Agreement shall be binding upon and inure to the benefit of the assigns and successors in interest to the Parties.

           (c) This Agreement represents the entire agreement between the Parties with respect to the subject matter covered, and cannot be supplemented or altered except by written agreement of the Parties.

           (d) All notices and other communications pursuant to this Agreement shall be in writing and sufficient if delivered personally, or sent by registered or certified mail, postage prepaid, to the following persons and addresses:

If to NationsBank Texas, to:

                    NationsBank of Texas, N.A.
                    901 Main Street
                    Dallas, Texas 75202
                    Attention: John E. Mack


If to NationsBank South, to:

                    NationsBank, N.A. (South)
                    600 Peachtree Street, NE
                    Atlanta, Georgia 30308
                    Attention: Joe L. Price

           IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized representatives as of the day and year first above written.

                         NATIONSBANK OF TEXAS, N.A.


                          By:  /s/ John E. Mack
                               John E. Mack
                         Its:  Senior Vice President



                         NATIONSBANK, N.A. (SOUTH)


                          By:  /s/ Joe L. Price
                               Joe L. Price
                         Its:  Senior Vice President